UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2009

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243

(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

HealthSouth Corporation (“HealthSouth” or the “Company”) will participate in the J.P. Morgan Global High Yield & Leveraged Finance Conference on February 2 – 4, 2009 in Miami Beach, Florida. As part of this conference, representatives of HealthSouth will make a presentation on February 3, 2009 at 8:00 a.m. EST using the slides attached to this Current Report on Form 8-K as Exhibit 99.1. The presentation will address, among other things, the Company’s strategy, objectives, and financial performance (through the third quarter of 2008) and discuss industry trends and dynamics. The presentation will be webcast live and may be accessed via the Company’s website at www.healthsouth.com/who_we_are/investor_information.asp.

The Company’s last investor presentation was made at the 27th Annual J.P. Morgan Healthcare Conference on January 13, 2009 in San Francisco, California, and the related slide presentation was filed on a Current Report on Form 8-K dated January 12, 2009. While the format of certain slides may have changed, the slide presentation attached to this Current Report on Form 8-K as Exhibit 99.1 contains substantially the same information as previously provided.

While the Company has not finalized its audited results for the year ended December 31, 2008, the Company will again share its early observations on the fourth quarter of 2008 in the slide presentation attached to this Current Report on Form 8-K as Exhibit 99.1. These observations are:

•	At this time, the Company is not aware of anything that would cause it to miss its guidance previously disclosed in the Company’s Current Report on Form 8-K dated November 4, 2008.
•

Volumes continued to show solid same store discharge growth. However, quarter-over-quarter and year-over-year comparisons were favorably impacted due to the fact that the Company’s hospitals were limiting admissions in the fourth quarter of 2007 due to the anticipated phase-in of the 65% threshold under the 75% Rule.

•

There was no significant sequential change in pricing compared to the third quarter of 2008. Quarter-over-quarter and year-over-year comparisons will show a decline in pricing due to the Medicare pricing roll-back that became effective on April 1, 2008.

•

The Company continued to show improvement in productivity and its ability to manage labor costs. As it is routine to provide merit increases to its non-management employees on October 1 of each year, which normally coincides with the annual Medicare pricing adjustment, the Company provided an average 3% merit increase to its non-management employees effective October 1, 2008.

The Company uses “same store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same store comparisons are calculated based on hospitals open throughout both the full current periods and throughout the full prior periods presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.

The results for the quarter and year ended December 31, 2008, as well as guidance for 2009, will be provided during the Company’s earnings conference call scheduled for 9:30 a.m. EST on February 24, 2009.

The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Note Regarding Presentation of Non-GAAP Financial Measures

The financial data contained in the presentation includes non-GAAP financial measures, including “Adjusted Consolidated EBITDA.” The Company continues to believe Adjusted Consolidated EBITDA under its Credit Agreement is a measure of leverage capacity, its ability to service its debt, and its ability to make capital expenditures. However, as the Company continues to deleverage its balance sheet and the large, non-ordinary course charges related to the “sins of the past” are behind it, this measure will become less significant.

The Company uses Adjusted Consolidated EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s Credit Agreement, which is discussed in more detail in Note 8, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10-K for the year-ended December 31, 2007 (the “2007 Form 10-K”). These covenants are material terms of the Credit Agreement, and the Credit Agreement represents a substantial portion of the Company’s capitalization. Non-compliance with the financial covenants under the Credit Agreement – an interest coverage ratio and a leverage ratio – could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might not be on terms as favorable to those in the Company’s existing Credit Agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the Credit Agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted Consolidated EBITDA is critical to the Company’s assessment of its liquidity.

In general terms, the definition of Adjusted Consolidated EBITDA, per the Credit Agreement, allows the Company to add back to Adjusted Consolidated EBITDA all unusual non-cash items or non-recurring charges. These items include, but may not be limited to, (1) amounts associated with government, class action, and related settlements, (2) fees, costs, and expenses related to the Company’s recapitalization transactions, (3) any losses from discontinued operations and closed locations, (4) charges in respect of professional fees for reconstruction and restatement of financial statements, including fees paid to outside professional firms for matters related to internal controls and legal fees for continued litigation defense and support matters discussed in Note 13, Contingencies, to the condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, (5) compensation expense recorded in accordance with Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment, (6) investment and other income (including interest income), and (7) fees associated with the Company’s divestiture activities.

However, Adjusted Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted Consolidated EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted Consolidated EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. The Company reconciles Adjusted Consolidated EBITDA to net income, which reconciliation is set forth in the slide presentation attached as Exhibit 99.1, and to net cash provided by (used in) operating activities, which reconciliation is set forth below. Because Adjusted Consolidated EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted Consolidated EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the 2007 Form 10-K.

The Company also uses adjusted income (loss) from continuing operations and the related per share amounts as analytical indicators to assess its performance. Management believes the presentation of adjusted income (loss) from continuing operations and the related per share amounts provides useful information to management and investors about the Company’s operating business before taking into account certain items that are non-operational or infrequent in nature. These measures are not defined measures of financial performance under GAAP and should not be considered as alternatives to net income and net income per share available to common shareholders. Because these measures are not measures determined in accordance with GAAP and are susceptible to varying calculations, they may not be comparable to other similarly titled measures presented by other companies. See the condensed consolidated statements of operations included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 for the GAAP measures of net income, income from continuing operations, and basic and diluted earnings per common share. A reconciliation of net income to adjusted income (loss) from continuing operations, and the related per share amounts, is included in the slide presentation attached as Exhibit 99.1.

The Company also uses adjusted free cash flow as an analytical indicator to assess its performance. Given the Company’s high leverage, management believes the presentation of adjusted free cash flow provides investors an efficient means by which they can evaluate the Company’s capacity to reduce debt and pursue development activities. The calculation of adjusted free cash flow is included in the slide presentation attached as Exhibit 99.1. This measure is not a defined measure of financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities. Our definition of adjusted free cash flow is limited and does not represent residual cash flows available for discretionary spending. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. See the condensed consolidated statements of cash flows included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 for the GAAP measures of cash flows from operating, investing, and financing activities. A reconciliation of net cash provided by (used in) operating activities to Adjusted Consolidated EBITDA and adjusted free cash flow is presented below.

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Adjusted Consolidated EBITDA and Adjusted Free Cash Flow

	Nine Months Ended
	September 30,
	2008	2007
	(In Millions)
Net cash provided by (used in) operating activities	$ 149.3	$ (139.1)
Compensation expense under FASB Statement No. 123(R)	8.5	8.1
Sarbanes-Oxley related costs	–	0.3
Provision for doubtful accounts	(20.8)	(26.2)
Professional fees—accounting, tax, and legal	12.9	44.3
Interest expense and amortization of debt discounts and fees	131.3	177.9
Gain on sale of investments	0.1	12.3
Equity in net income of nonconsolidated affiliates	7.8	7.4
Minority interests in earnings of consolidated affiliates	(21.7)	(23.2)
Amortization of debt discounts and fees	(4.9)	(6.1)
Amortization of restricted stock	(4.6)	(0.4)
Distributions from nonconsolidated affiliates	(7.6)	(3.6)
Stock-based compensation	(3.9)	(6.1)
Current portion of income tax benefit	(23.7)	(290.6)
Change in assets and liabilities	23.0	372.7
Change in government, class action, and related settlements liability	7.4	110.8
Other operating cash (used in) provided by discontinued operations	1.1	(3.6)
Other	(0.1)	(0.1)
Adjusted Consolidated EBITDA	254.1	$ 234.8
Cash interest expense	(126.4)
Capital expenditures for maintenance	(25.2)
Net settlements on interest rate swap	(13.9)
Dividends paid on convertible perpetual preferred stock	(19.5)
Adjusted free cash flow	$ 69.1

For the nine months ended September 30, 2008 and 2007, net cash (used in) provided by investing activities was ($11.9) million and $1,187.9 million, respectively. Net cash provided by investing activities for the nine months ended September 30, 2007 included $1,146.3 million of proceeds from the divestitures of the Company’s surgery centers, outpatient, and diagnostic divisions.

For the nine months ended September 30, 2008 and 2007, net cash used in financing activities was ($133.4) million and ($1,073.3) million, respectively. Net cash used in financing activities for the nine months ended

September 30, 2007 included $985.5 million of net debt payments primarily using the net proceeds from the divestitures discussed above.

Forward-Looking Statements

The information contained in the slide presentation attached as Exhibit 99.1 includes certain estimates, projections, and other forward-looking information that reflect the Company’s current views with respect to future events and financial performance. These estimates, projections, and other forward-looking information are based on assumptions that the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual results, and those differences may be material.

There can be no assurance that any estimates, projections, or forward-looking information will be realized.

All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein or in the slide presentation.

You are cautioned not to place undue reliance on the estimates, projections, and other forward-looking information in the slide presentation as it is based on current expectations and general assumptions and is subject to various risks, uncertainties, and other factors, including those set forth in the 2007 Form 10-K, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2008, June 30, 2008, and March 31, 2008, and in other documents the Company previously filed with the SEC, many of which are beyond the Company’s control. These factors may cause actual results to differ materially from the views, beliefs and estimates expressed herein.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits
99.1	Slide presentation of HealthSouth Corporation used in connection with the Company’s February 3, 2009 presentation at the J.P. Morgan Global High Yield & Leveraged Finance Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION
By:	/s/ John P. Whittington
Name: John P. Whittington
Title: Executive Vice President, General Counsel, and Corporate Secretary

Dated: February 2, 2009